UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): [November 30], 2017

ARRIS INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-37672	98-1241619
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on February 22, 2017, ARRIS International plc (the “Company”), LSI Corporation, a Delaware corporation (“Seller”), and Broadcom Corporation, a California corporation (“Broadcom”), entered into a Stock and Asset Purchase Agreement (together with the subsequent amendments described below, the “Agreement”) for the acquisition of the Ruckus Wireless and ICX Switch Business (the “Network Edge Business”) of Brocade Communication Systems LLC (formerly known as Brocade Communication Systems, Inc.) (“Brocade”), a direct wholly-owned subsidiary of the Seller (the “Transaction”). The Network Edge Business includes the shares or other equity interests of certain subsidiaries of Brocade that conduct the Network Edge Business, certain assets of the Network Edge Business and certain liabilities related to the Network Edge Business.

On October 16, 2017, the Company and Seller entered into an amendment to the Agreement providing for the extension of the outside closing date.

On November 30, 2017, the Company and Seller entered into a Second Amendment to the Agreement (the “Second Amendment”) providing, among other things, for the treatment of certain cash and receivables to be acquired by the Company, amending the terms of the related asset purchase agreement related to the transfer of the Network Edge Business assets and liabilities in India and the delayed closing with respect to the same and various matters related to the transfer of employees in connection with the transaction. A copy of the Second Amendment is filed with this Current Report as Exhibit 2.3 and is incorporated herein by reference.

On December 1, 2017, the Company completed the Transaction. The total cash consideration paid was approximately $841 million, which reflects approximately $779 million for the purchase price of the Network Edge Business (net of adjustments for working capital) and approximately $62 million for the cash-out of equity awards held by transferring employees, each as contemplated by the Agreement, and was paid from cash on hand. The purchase price remains subject to customary post-closing adjustments as provided for in the Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information with respect to the closing of the Transaction set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 7.01. Regulation FD Disclosures

The press release dated December 1, 2017, announcing the closing of the Transaction has been furnished as Exhibit 99.1 to this Current Report and is incorporated herein this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1

Stock and Asset Purchase Agreement, dated February 22, 2017, by and among ARRIS International plc, Seller, and Broadcom (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K, filed on February 23, 2017)

2.2

Amendment to Stock and Asset Purchase Agreement, dated October 16, 2017, by and between ARRIS International plc and Seller (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K, filed on October 16, 2017)

2.3	Second Amendment to Stock and Asset Purchase Agreement, dated November 30, 2017, by and among ARRIS International plc and Seller

99.1	Press Release dated December 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Patrick W. Macken
Patrick W. Macken
Senior Vice President, General Counsel, and Secretary

Date: December 1, 2017